UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 13, 2007

XETA Technologies, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma	0-16231	73-1130045
(State or other jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

1814 West Tacoma, Broken Arrow, Oklahoma		74012
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:   918-664-8200

(Former name or address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 7.01  Regulation FD Disclosure.

On November 8, 2007 XETA Technologies, Inc. (the “Company”) issued a press release announcing that Greg Forrest, its Chief Executive Officer and President, and Robert Wagner, its Chief Financial Officer, will speak at the Fifth Annual Southwestern Showcase Investor Conference on November 14, 2007 at 3:10 p.m. Central Standard Time. The Company’s press release and presentation materials are attached to this Current Report on Form 8-K as Exhibits 99.1 and 99.2, respectively.

The presentations will be webcast live and may be accessed at http://www.investorcalendar.com/CEPage.asp?ID=122976, or under the investor relations section of the Company’s website, www.xeta.com. An archive of the webcast presentation will be available on the investor relations section of the Company’s website for 90 days following the live presentation.

This Current Report on Form 8-K and the presentations to which it refers, may contain forward-looking statements about the Company. A number of factors could cause the Company’s actual results to differ materially from those anticipated, including changes in the economy and capital spending trends in the Company’s markets; intense competition and industry consolidation; the Company’s ability to acquire and retain the technical competencies needed to implement new advanced communications technologies; and the availability and retention of sales professionals and certified technicians. For further information on these and other factors that could impact the Company and the statements contained herein, reference should be made to the “Risk Factors” section of the Company’s 10-K and 10-Q filings with the Securities and Exchange Commission.

The information in this Form 8-K and the exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d)                     Exhibits

 99.1—Press Release dated November 8, 2007

 99.2—Slides from XETA Technologies, Inc. investor webcast/presentation held on November 14, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XETA Technologies, Inc.
(Registrant)

Dated: November 13, 2007	By	/s/ Robert B. Wagner
Robert B. Wagner, Chief Financial Officer